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Exhibit 10.6

March 19, 2002

Marc Evanger, President and CEO
Tully's Coffee Corporation
3100 Airport Way South
Seattle, WA 98134

Re:  Early Termination
        Lessee: Tully's Coffee Corporation
        Lease dated: August 16, 1999 (as amended by Four Lease Amendments)
        For Premises located at: 3100 Airport Way South, Seattle, WA 98134
        Lease termination date: April 14, 2010

Dear Marc,

You recently indicated a desire to vacate the above leased Premises prior to the expiration of the Lease Term. In an effort to accommodate your request we will begin marketing your space immediately. You have agreed that if we find a replacement tenant or a buyer who wants to occupy the premises that you will vacate upon notice from us of no less than 150 days. At our request, at the time you agree to sign a Promissory Note in the form attached to this letter in the amount of the then unamortized portion of the Tenant Improvement cost Reimbursement represented by the Fourth Lease Amendment, and in that event, on the effective date of the note your rent will be reduced by the amount of your note payment, $14,994/month.

If you agree with the above, please approve and return both copies to me. When signed below by both parties, this will constitute an amendment to your lease.

LESSEE: Tully's Coffee Corporation

/s/ MARC EVANGER
By:	Marc Evanger
Its:	President and CEO

Sincerely,

KENT CENTRAL, LLC

/s/ LARRY BENAROYA Larry Benaroya Manager

PROMISSORY NOTE

Dated:

Seattle, Washington

        FOR VALUE RECEIVED, the undersigned, Tully's Coffee Corporation, a Washington corporation ("Maker"), hereby promises to pay to the order of Kent Central, L.L.C., a Washington limited liability company ("Holder"), located at 1001 Fourth Ave., Suite 4700, Seattle, Washington 98154, or at such other place as the Holder may from time to time designate in writing, the principal sum of                         /100 Dollars ($                        ), plus interest on the outstanding principal at the rate of Twelve percent (12%) per annum (the "Note Rate") from the date hereof until fully paid, payable in the following manner:

Commencing on the date of this Note, the First (1st) day of                        , 2002, and on the First (1st) day of each calendar month thereafter, Maker shall make payments of principal and interest at the Note Rate to Holder in the amount of Fourteen Thousand Nine Hundred Ninety Four and 00/100 Dollars ($14,994.00) per month until the principal of this Note has been fully paid. Notwithstanding anything to the contrary contained herein, the entire unpaid principal balance plus accrued interest shall be paid in full on May 14, 2010. All scheduled payments shall, in the absence of an Event of Default as defined below, be applied first to interest due, and any balance shall be applied in reduction of principal. The principal and interest hereto shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment. In no event shall the interest rate exceed the legal rate of interest provided for under the laws of the State of Washington.

        The undersigned shall have the right to prepay the principal balance, in whole or in part, at any time.

        The following shall be an Event of Default hereunder:

        Maker fails to pay any installment of interest and/or principal and/or any other monetary amount when due hereunder.

        Upon an Event of Default the entire indebtedness represented hereby shall, at the option of the Holder of this Note without notice, become immediately due and payable.

        In addition to the foregoing remedies, the Holder of this Note may collect a "late charge" in an amount equal to five percent (5%) of any installment which is not paid within Three (3) days of when due, to cover the extra expenses involved in handling delinquent payments.

        Upon an Event of Default, until this Note is paid in full, the entire unpaid balance of this Note shall bear interest at eighteen percent (18%) per annum (the "Default Rate").

        Maker promises to pay all costs, expenses and attorneys' fees incurred by Holder in the exercise of any remedy (with or without litigation) under this Note, in any proceeding for the collection of the debt evidenced by this Note, or in any litigation or controversy arising from or connected with this Note. Said proceedings include, without limitation, any probate, bankruptcy, receivership, injunction, arbitration, mediation or other proceeding, or any appeal from or petition for review of any of the foregoing, in which Holder prevails. Maker shall also pay all of Holder's costs and attorneys' fees incurred in connection with any demand, work-out, settlement, compromise or other activity in which the Holder engages to collect any portion of this debt not paid when due or as a result of any Event of Default of Maker. If a judgment is obtained thereon which includes an award of attorneys' fees, such attorneys' fees, costs and expenses shall be in such amount as the court shall deem reasonable, which judgment shall bear interest at the Default Rate from the date it is rendered to and including the date of payment to Holder.

        The Maker and any endorsers hereof and all others who may become liable for all or any part of this obligation, agree hereby to be jointly and severally bound, and, except for notices required to be given pursuant to the terms of this Note, jointly and severally waive presentment, protest and demand, notice of protest and demand, notice of dishonor and non-payment of this Note and any and all lack of diligence or any assignment of this Note or any other agreements evidencing or securing this Note, extension of time, release of any party liable for this obligation, release of any security for this Note, or any other indulgence or forbearance whatsoever. Any such assignment, extension, release, indulgence or forbearance may be made without notice to the undersigned and without in any way affecting the personal liability of the undersigned.

        Delay in exercising any of the Holder's rights or options hereunder shall not constitute a waiver thereof, and waiver of any right or option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

        Subject to the prohibition on transfer without the prior consent of Holder, the provisions of this Note shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

        All notices and other communications related to this Note shall be in writing and shall be deemed sufficiently given if delivered by personal delivery, by courier or by telephonic facsimile transmission with automatic confirmation, addressed to Holder at the address specified for payments and to Maker at the address listed below.

        This Note shall be construed according to the laws of the State of Washington.

        Time is of the essence of this Note and each and every term and provision hereof.

Tully's Coffee Corporation

By:

ADDRESS:

Fax #

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  Exhibit 10.6
PROMISSORY NOTE